Exhibit (a)(1)(E)

Offer to Purchase for Cash

Up to $250,000,000 in Value of Shares

by

FS Investment Corporation

of

its Shares of Common Stock

at a Purchase Price Not Greater Than $11.00

or Less Than $10.35 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 28, 2014, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

April 16, 2014

To Our Clients:

On April 16, 2014, FS Investment Corporation, an externally managed, non-diversified, closed-end management investment company incorporated in Maryland that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Company”), listed its shares of common stock, par value $0.001 per share (the “Shares”), on the New York Stock Exchange LLC (“NYSE”) under the symbol “FSIC.” The listing provides the Company’s stockholders a security that may be sold at a price determined by the market on any day the NYSE is open for trading.

For those stockholders who might wish to sell Shares other than on the NYSE, enclosed for your consideration are the Offer to Purchase, dated April 16, 2014 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), by the Company, to purchase for cash up to $250,000,000 in value of its Shares at a price specified by the tendering stockholders of not greater than $11.00 or less than $10.35 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer.

Promptly after the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, the Company will determine a single price per Share (the “Purchase Price”), which will be not more than $11.00 and not less than $10.35 per Share, that it will pay, subject to proration, for Shares properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of Shares tendered pursuant to the Offer and the prices specified by the tendering stockholders. The Purchase Price will be the lowest price per Share (in increments of $0.05) of not more than $11.00 and not less than $10.35 per Share, at which Shares have been properly tendered or have been deemed to be tendered in the Offer, that will enable the Company to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price of up to $250,000,000 or such lesser number if less than $250,000,000 in value of Shares are properly tendered in the Offer after giving effect to any Shares properly withdrawn. The Company will not accept Shares subject to conditional tenders, such as acceptance of all or none of the Shares tendered by any tendering stockholder. No fractional Shares will be purchased in the Offer.

All Shares purchased in the Offer will be purchased at the same Purchase Price regardless of whether or not any stockholder tendered at a lower price. However, because of the proration provisions described in the Offer to Purchase, all of the Shares properly tendered and not properly withdrawn at or below the Purchase Price may not be purchased if those Shares have an aggregate purchase price in excess of $250,000,000. Only Shares properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be eligible to be purchased. Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date.

Upon the terms and subject to the conditions of the Offer, if the number of Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $250,000,000, the Company will purchase Shares from all stockholders who properly tender Shares at or below the Purchase Price, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional Shares, until the Company has purchased Shares resulting in an aggregate purchase price of up to $250,000,000. See Sections 1, 3, 4 and 5 of the Offer to Purchase.

We are the holder of record (directly or indirectly) of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only. You cannot use it to tender Shares we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.

You may tender your Shares at a price not greater than $11.00 or less than $10.35 per Share, in increments of $0.05, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding tax and without interest.

2.	You cannot instruct us to tender the same Shares (unless previously validly withdrawn in accordance with the terms of the Offer) at more than one price.

3.

The Offer is not conditioned upon obtaining financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6 of the Offer to Purchase.

4.	The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on May 28, 2014, unless the Offer is extended or withdrawn.

5.

Tendering stockholders whose Shares are registered in their own names and who tender directly to the Depositary (as such term is defined in the Offer to Purchase) will not be obligated to pay brokerage fees or commissions or, except as set forth in Section 5 of the Offer to Purchase, stock transfer taxes on the purchase of Shares by the Company pursuant to the Offer. You should consult with us as to whether any other charges will apply as a result of your instruction to us to tender your Shares on your behalf.

6.

Any tendering stockholder or other payee who is a U.S. Holder (as defined in Section 13 of the Offer to Purchase) and who fails to complete, sign and return to the Depositary the IRS Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to U.S. federal backup withholding tax on the gross proceeds paid to the U.S. Holder or other payee pursuant to the Offer, unless such holder establishes that such holder is within the class of persons that is exempt from U.S. federal backup withholding tax. See Section 13 of the Offer to Purchase.

If you wish to have us tender all or any portion of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on May 28, 2014, unless the Offer is extended or withdrawn.

The Offer is being made solely under the Offer to Purchase and the Letter of Transmittal and is being made to all holders of the Shares. The Company is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, the Company will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, the Company cannot comply with the state statute, the Company will not make the Offer to, nor will the Company accept tenders from or on behalf of, the holders of Shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by the Dealer Manager (as described in Section 16 of the Offer to Purchase) or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

ALTHOUGH THE COMPANY’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF THE COMPANY’S BOARD OF DIRECTORS, FB ADVISOR, GDFM, THE DEALER MANAGER, THE PAYING AGENT, THE DEPOSITARY, THE INFORMATION AGENT (EACH AS DEFINED IN THE OFFER TO PURCHASE), OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash

Up to $250,000,000 in Value of Shares

by

FS Investment Corporation

of

its Shares of Common Stock

at a Purchase Price Not Greater Than $11.00

or Less Than $10.35 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 16, 2014 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), by FS Investment Corporation, an externally managed, non-diversified, closed-end management investment company incorporated in Maryland that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Company”), to purchase for cash up to $250,000,000 in value of its Shares of Common Stock, par value $0.001 per share (the “Shares”), at a price specified by the tendering stockholders of not greater than $11.00 or less than $10.35 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase and the Letter of Transmittal.

The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

Total number of whole Shares to be tendered by you for the account of the undersigned*:

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS

(CHECK AT LEAST ONE BOX):

PRICE(S) (IN U.S. DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

By checking at least one of the following boxes below, the undersigned is tendering Shares at the price(s) checked. This election could mean that none of the Shares will be purchased if the Purchase Price is less than the price(s) checked below. IF YOU WISH TO TENDER SHARES AT MORE THAN ONE PRICE, YOU MUST CHECK THE BOXES THAT CORRESPOND TO THE PRICES PER SHARE AT WHICH YOU WANT TO TENDER YOUR SHARES AND SPECIFY THE NUMBER OF YOUR SHARES THAT YOU WISH TO TENDER AT EACH APPLICABLE PRICE (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 4 TO THE LETTER OF TRANSMITTAL). The same Shares cannot be tendered at more than one price unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE(S) (IN U.S. DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

Price(s) at Which Shares are Tendered	Number of Whole Shares Tendered at Applicable Price

☐ Price $10.35

☐ Price $10.40

☐ Price $10.45

☐ Price $10.50

☐ Price $10.55

☐ Price $10.60

☐ Price $10.65

☐ Price $10.70

☐ Price $10.75

☐ Price $10.80

☐ Price $10.85

☐ Price $10.90

☐ Price $10.95

☐ Price $11.00
Total Number of Shares Tendered (cannot exceed the total number of Shares you own)

CHECK AT LEAST ONE BOX ABOVE. IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

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